EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Income Trust, Inc. of our report dated March 14, 2012, relating to the consolidated financial statements and financial statement schedule of Global Income Trust, Inc., which appears in Global Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Income Trust, Inc. of our report dated September 7, 2011, relating to the statement of revenues and certain expenses of Heritage Commons III, which appears in Global Income Trust, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated June 28, 2011.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Income Trust, Inc. of our report dated December 6, 2011, relating to the statement of revenues and certain expenses of Heritage Commons IV, which appears in Global Income Trust, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated October 27, 2011.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Income Trust, Inc. of our report dated December 7, 2012, relating to the statement of revenues and certain expenses of the Samsonite Property, which appears in Global Income Trust, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated October 12, 2012.

We also hereby consent to the incorporation by reference in this Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Global Income Trust, Inc. of our report dated December 11, 2012, relating to the combined statement of revenues and certain expenses of the Worms and Gutersloh Properties, which appears in Global Income Trust, Inc.’s Current Report on Form 8-K/A (Amendment No. 1) dated September 27, 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Orlando, Florida

December 27, 2012